EXHIBIT 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Geoffrey Mogilner
Midway Games Inc.
(773) 961-2222
gmogilner@midway.com
MIDWAY REPORTS 2008 Q3 RESULTS
Chicago, Illinois, November 10, 2008 — Midway Games Inc. (NYSE: MWY) today announced results of operations for the three month period ended September 30, 2008. The Company also provided revenue and earnings guidance for the fourth quarter and full year ending December 31, 2008.
THIRD QUARTER RESULTS
Net revenues for the 2008 third quarter were $51.4 million, compared to the 2007 third quarter net revenues of $36.7 million and in line with prior guidance of approximately $52 million. The 2008 third quarter net loss was $75.9 million, or a loss of $0.83 per basic and diluted share, compared with a 2007 third quarter net loss of $33.5 million, or a loss of $0.37 per basic and diluted share, and below the Company’s revised guidance of a loss of $0.70, primarily due to additional amortization and writedowns of capitalized product development costs.
On a non-GAAP basis, excluding the impact of stock option expense and other non-cash items, the 2008 third quarter loss was $66.3 million or a loss of $0.72 per basic and diluted share, below the Company’s revised non-GAAP guidance of a loss of $0.60. For the 2007 third quarter, on a non-GAAP basis, the Company reported a loss of $28.0 million, or a loss of $0.31 per basic and diluted share. A reconciliation of non-GAAP results to GAAP results is provided at the end of this press release.
“In the second and third quarters of 2008 we have focused on addressing several critical issues that were affecting the ability of our company to achieve success, and the third quarter results and associated non-cash charges reflect that effort,” said Matt Booty, president and CEO. “Our current focus is the upcoming launch of Mortal Kombat vs. DC Universe, which aligns our Company with the exceptional Warner Bros. brand of DC Comics. We expect that the fourth quarter will represent significant progress toward completion of these efforts, and that we will enter 2009 with a renewed focus on Midway’s key strengths.”
OPERATING HIGHLIGHTS
During the third quarter, Midway executed on several operational milestones, including the combination of its Southern California studios, the optimization of its Austin facility and cancellation of an associated unannounced game, and the entrance into a receivables factoring agreement to offset the costs related to manufacturing its fall game releases. These operational milestones, combined with the Company’s favorable exit from underperforming licenses early in the fourth quarter, are designed to ensure successful launches, minimize costs, and focus resources on Midway’s strongest licenses, core game franchises such as Mortal Kombat, TNA iMPACT! and Wheelman, as well as future licenses and new IP.

Other recent operating highlights include:
•	During the third quarter, Midway released three well-received games: TNA iMPACT! for Xbox 360, PS3, PS2, and Wii worldwide, and in North America Unreal Tournament III for Xbox 360 and Mortal Kombat: Kollection for the PS2.
•	In August, Midway’s expansive line-up for this holiday season and beyond was received very positively at Games Convention 2008 in Leipzig, Germany, with more than 200,000 consumers and press in attendance.
•	In October, Midway launched Blitz: The League II, with significant media support from the game’s cover athlete, Lawrence Taylor.
•	On October 30, 2008, Midway announced that Matthew V. Booty was appointed by the Board of Directors as President and CEO of the company, and on November 5, 2008, Midway announced that Ryan G. O’Desky has been named CFO and Senior Vice President — Finance.
“During the quarter we executed on a series of strategic and financial moves that reinforce our commitment to developing games that meet clear profitability and scheduling goals. While some of those steps negatively impacted earnings, they were necessary to ensure we are better positioned for long-term success,” noted Matt Booty, president and CEO. “More importantly, we launched three high quality games, and completed the final touches on our highly anticipated fourth quarter releases.”
OUTLOOK
During the fourth quarter, the Company has already released worldwide Blitz: The League II for PS3 and Xbox 360, Game Party 2 for the Wii, and Touchmaster II and Mechanic Master for Nintendo DS. Midway also announced that it expects its flagship game Mortal Kombat vs. DC Universe for Xbox 360 and PS3 to be available in stores on November 16th in North America and November 21st in Europe. For the fourth quarter ending December 31, 2008, Midway expects the following:
•	Net revenues of approximately $105 million, with net loss of approximately $0.20 per basic and diluted share.

•	On a non-GAAP basis, Midway expects a fourth quarter loss of approximately $0.07 per basic and diluted share, which excludes approximately $0.13 of stock option expense, non-cash convertible debt interest expense, and deferred income tax expense related to goodwill.
For the full year ending December 31, 2008, Midway expects the following:
•	Net revenues of approximately $210 million, with a net loss of approximately $1.78 per basic and diluted share.

•	On a non-GAAP basis, Midway expects a full year loss of approximately $1.37 per basic and diluted share, which excludes approximately $0.41 of stock option expense, non-cash convertible debt interest expense, and deferred income tax expense related to goodwill.
NON-GAAP FINANCIAL MEASURES
Midway has included non-GAAP financial measures in its quarterly results and 2008 fourth quarter and full year outlook. Midway does not intend for the presentation of the non-GAAP financial measures to be isolated from, a substitute for, or superior to the information that has been presented in accordance with

GAAP. In addition, information used in the non-GAAP financial measures may be presented differently from non-GAAP financial measures used by other companies. The non-GAAP financial measures used by Midway include non-GAAP basic and diluted loss per share.
Midway considers the non-GAAP financial measures used herein, when used together with the corresponding GAAP measures, to be helpful in providing meaningful additional information regarding its performance by excluding specific items that may not be indicative of Midway’s core business or projected operating results. These non-GAAP financial measures exclude the following items:
Stock Option Expense. Midway adopted SFAS No. 123R, “Share-Based Payment” beginning January 1, 2006, in which it began to recognize as an expense the fair value of its stock options. A non-GAAP measurement that excludes stock option expense identifies this component of compensation expense that does not require a cash outlay.
Non-cash convertible debt interest expense. In accordance with GAAP, Midway is required to record discounts on its convertible senior notes as a result of decreases in the conversion prices of these notes. These amounts are amortized as interest expense through the first date on which the holders may redeem the notes. There is no cash outlay associated with this interest expense. A non-GAAP measurement that excludes the convertible debt non-cash interest expense allows for a more direct comparison to prior periods, and also distinguishes this interest expense from the remainder of the interest expense, which requires (or required) a cash outlay by Midway.
Deferred tax expense related to goodwill. Midway recognizes deferred tax expense related to increases in the difference between the book basis and tax basis of goodwill. Goodwill is not amortized for book purposes but is amortized for tax purposes. This increase in the book to tax basis difference causes an increase in the related deferred tax liability balance that cannot be offset against deferred tax assets. Given the nature of this deferred tax expense, a non-GAAP measurement that excludes this expense is deemed appropriate.
In the future, Midway may consider whether other significant items should be excluded when arriving at non-GAAP measures of financial performance.
CONFERENCE CALL
Midway Games Inc. is hosting a conference call and simultaneous webcast open to the general public at 4:30 P.M. EST today, Monday, November 10, 2008. The conference call number is (866) 271-0675 or (617) 213-8892 (international callers). The passcode for the call is 23581791. Please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call on the Internet at www.investor.midway.com or at www.earnings.com. Please log-on fifteen minutes in advance to ensure that you are connected prior to the call’s initiation. Following its completion, a replay of the call can be accessed until November 17 by dialing (888) 286-8010 or (617) 801-6888 (international callers). The passcode for the replay is 37635497. Additionally, a replay of the call will be available for twelve months on the Internet via www.investor.midway.com.

ABOUT MIDWAY
Midway Games Inc. (NYSE:MWY), headquartered in Chicago, Illinois, with offices throughout the world, is a leading developer and publisher of interactive entertainment software for major video game systems and personal computers. More information about Midway and its products can be found at www.midway.com.
FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning future business conditions and the outlook for Midway Games Inc. (the “Company”) based on currently available information that involves risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, including, without limitation, the performance of the interactive entertainment industry, dependence on new product introductions and the ability to maintain the scheduling of such introductions, decisions by Sumner Redstone or his affiliates with respect to his ownership or trading of our common stock and other risks more fully described under “Item 1A. Business — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in any more recent filings made by the Company with the Securities and Exchange Commission. Each forward-looking statement, including, without limitation, financial guidance, speaks only as of the date on which it is made, and Midway undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.
— tables follow —

Midway Games Inc., 11/10/08
MIDWAY GAMES INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net revenues	$51,359	$36,747	$104,711	$79,618

Cost of sales:
Product costs and distribution	20,554	13,472	46,398	31,141
Royalties and product development	50,072	24,196	80,703	36,643

Total cost of sales	70,626	37,668	127,101	67,784

Gross profit (loss)	(19,267)	(921)	(22,390)	11,834

Research and development expense	9,244	6,245	22,055	20,250
Selling and marketing expense	15,282	14,173	33,894	29,174
Administrative expense	5,181	5,000	16,976	15,936
Other charges	11,661	—	11,661	(783)

Operating loss	(60,385)	(26,339)	(106,726)	(52,743)
Interest income	81	498	340	2,075
Interest expense	(13,256)	(8,429)	(35,494)	(17,600)
Other income (expense), net	(2,129)	1,160	(1,353)	2,003

Loss before income taxes	(75,689)	(33,110)	(143,233)	(66,265)
Provision for income taxes	256	417	1,509	1,381

Net loss	$(75,945)	$(33,527)	$(144,742)	$(67,646)

Loss per share of common stock:
Basic and diluted	$(0.83)	$(0.37)	$(1.58)	$(0.74)

Weighted average number of shares outstanding:
Basic and diluted	91,641	91,180	91,554	91,095

— balance sheet follows —

Midway Games Inc., 11/10/08
MIDWAY GAMES INC.
Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,353	$27,524
Restricted cash	231	—
Receivables, net	21,644	44,527
Inventories	8,586	3,772
Capitalized product development costs	48,628	51,252
Prepaid expenses and other current assets	17,843	13,362

Total current assets	107,285	140,437
Restricted cash	888	—
Assets held for sale	2,793	—
Capitalized product development costs	60	2,947
Property and equipment, net	10,937	19,298
Goodwill	41,109	41,307
Other assets	4,451	9,372

Total assets	$167,523	$213,361

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$22,360	$29,642
Accrued compensation and related benefits	6,512	6,134
Accrued royalties	21,213	12,769
Accrued selling and marketing	4,041	5,645
Deferred revenue	3,421	2,940
Current portion of long-term debt	59,975	—
Convertible senior notes, less unamortized discount	55,794	—
Other accrued liabilities	15,890	14,190

Total current liabilities	189,206	71,320

Convertible senior notes, less unamortized discount	50,639	82,198
Long-term debt	28,952	19,167
Deferred income taxes	11,700	10,715
Other noncurrent liabilities	536	880

Stockholders’ equity (deficit):
Common stock	935	933
Additional paid-in capital	522,337	521,031
Accumulated deficit	(625,215)	(480,474)
Accumulated translation adjustment	(1,784)	(2,629)
Treasury stock	(9,783)	(9,780)

Total stockholders’ equity (deficit)	(113,510)	29,081

Total liabilities and stockholders’ equity (deficit)	$167,523	$213,361

— supplemental data follows —

Midway Games Inc., 11/10/08
MIDWAY GAMES INC.
Consolidated Non-GAAP Operating Results
(In thousands, except per share amounts)
(unaudited)
The following table reconciles Midway’s net loss and basic and diluted loss per share as presented in its Consolidated Statements of Operations as prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America with its non-GAAP loss and non-GAAP basic and diluted loss per share. Midway’s non-GAAP loss and non-GAAP basic and diluted loss per share exclude stock option expense, convertible debt non-cash interest expense, and deferred tax expense related to goodwill.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net loss	$(75,945)	$(33,527)	$(144,742)	(67,646)

Stock option expense (1)	234	175	515	1,343
Convertible debt non-cash interest expense	9,104	4,999	24,235	8,004
Deferred tax expense related to goodwill	329	329	985	985

Non-GAAP loss	$(66,278)	$(28,024)	$(119,007)	$(57,314)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Basic and diluted loss per share of common stock	(0.83)	(0.37)	$(1.58)	$(0.74)

Stock option expense (1)	0.00	0.00	0.01	0.01
Convertible debt non-cash interest expense	0.10	0.06	0.26	0.09
Deferred tax expense related to goodwill	0.01	0.00	0.01	0.01

Non-GAAP basic and diluted loss per share of common stock	$(0.72)	$(0.31)	$(1.30)	$(0.63)

(1)	Excludes stock option costs capitalized as product development costs.

Midway Games Inc., 11/10/08
MIDWAY GAMES INC.
Net Revenues by Platform
(in thousands)

	Three Months
	Ended September 30,
	2008		2007
Sony PlayStation 3	$7,870	15.3%	$—	0.0%
Microsoft Xbox 360	19,005	37.0%	25,655	69.8%
Nintendo Wii	9,794	19.1%	2,137	5.8%
Sony PlayStation 2	8,023	15.6%	1,946	5.3%
Microsoft Xbox	(38)	(0.1)%	(55)	(0.1)%
Nintendo Gamecube	(1)	0.0%	103	0.3%
Sony PlayStation Portable	579	1.1%	1,239	3.4%
Nintendo Dual Screen	2,264	4.4%	1,806	4.9%
Nintendo Game Boy Advance	4	0.0%	164	0.4%
Personal Computer	1,310	2.6%	3,729	10.1%
Royalties and other	2,549	5.0%	23	0.1%

Total	$51,359	100.0%	$36,747	100.0%

	Nine Months
	Ended September 30,
	2008		2007
Sony PlayStation 3	$23,997	22.9%	$—	0.0%
Microsoft Xbox 360	25,201	24.1%	33,544	42.1%
Nintendo Wii	29,288	28.0%	10,128	12.7%
Sony PlayStation 2	10,532	10.1%	8,971	11.3%
Microsoft Xbox	(13)	0.0%	730	0.9%
Nintendo Gamecube	(9)	0.0%	841	1.1%
Sony PlayStation Portable	2,153	2.0%	2,779	3.5%
Nintendo Dual Screen	6,732	6.4%	5,342	6.7%
Nintendo Game Boy Advance	26	0.0%	1,403	1.8%
Personal Computer	1,362	1.3%	13,865	17.4%
Royalties and other	5,442	5.2%	2,015	2.5%

Total	$104,711	100.0%	$79,618	100.0%

Midway Games Inc., 11/10/08
MIDWAY GAMES INC.
Net Revenues by Geography
(in thousands)

	Three Months
	Ended September 30,
	2008		2007
North America	$36,146	70.4%	$18,814	51.2%
International	15,213	29.6%	17,933	48.8%

Total	$51,359	100.0%	$36,747	100.0%

	Nine Months
	Ended September 30,
	2008		2007
North America	$58,606	56.0%	$48,792	61.3%
International	46,105	44.0%	30,826	38.7%

Total	$104,711	100.0%	$79,618	100.0%

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